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                                                                    EXHIBIT 10.7

                                                                          Page 1

        Dated                      3rd March                                1993


                                 B E T W E E N

                               GUILDQUOTE LIMITED                      (1)

                                    -a n d-

                                MICROMUSE LIMITED                      (2)

                                    -a n d-

                             CHRISTOPHER JOHN DAWES                    (3)

--------------------------------------------------------------------------------
                                   L E A S E

                                  relating to

                  Disraeli House, Adelaide Road, London, SW15

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                         Russell-Cooke Potter & Chapman
                                 2 Putney Hill
                                     London
                                    SW15 6AB

                            Tel:     01.789 9111

                            Ref:     SPC/GUILDQUOTE

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                                                                          Page 2

THIS LEASE is made the 3rd day of March 1993

BETWEEN the Landlord and the Tenant and the Surety whose respective names and addresses are set out in the First Schedule

WITNESSETH:-

1. In this Lease unless the context otherwise requires the various expressions set out below shall have the meaning or bear the interpretation there set out

        (a) "the Landlord" shall include the reversioner and any other person for the time being immediately expectant on the term hereby created and for the purpose of entering upon the Demised Promises shall include the Superior Landlord (if any)

        (b) "the Tenant" shall include the person from time to time entitled to the Term and the personal representatives of the Tenant

        (c) words importing the masculine gender shall where necessary be construed as importing the feminine gender and words importing the neuter gender shall where necessary be construed as importing the masculine gender or the feminine gender as the case may be

        (d) words importing the singular number only shall include the plural number and vice versa and where there are two or more persons included in the expression "the Landlord" or "the Tenant" or "the Surety" the covenants expressed to be made by the Landlord or the Tenant or the Surety shall be deemed to be made by such persons jointly and severally

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        (e)     "the Demised Premises" means all that premises described in Part
                I of the Second Schedule

        (f) "Conduits" means and includes chimney flues ventilating ducts air conditioning systems cisterns tanks radiators water gas soil and waste water pipes sewers and drains central heating boilers and pipes wires and cables used for the conveyance of electrical current telephone cables valves traps and switches

        (g) "the Development" means the land shown edged green on the Plan annexed and more particularly described in Part II of the Second Schedule

        (h) "the Access Road" means the roadways and the footpaths adjacent thereto shown hatched brown on the Plan annexed

        (i) "the Common Parts of the Development" means those parts of the Development which at the date hereof have not been and are not intended to be let or sold by the Landlord and are capable of benefiting and being used by the Tenant in connection with the use of the Demised Premises and for the purpose of the Seventh Schedule hereof the Common Parts of the Development shall be deemed to include spaced for parking vehicles used by the Lessee and spaces used for parking vehicles by other lessees in the Development

2. THE Landlord demises to the Tenant the Demised Premises together with the rights but subject to the exceptions and reservations mentioned in the Second Schedule TO HOLD unto the Tenant for the term of years specified in the First Schedule ("the Term") PAYING yearly, during the Term the rent specified in the Third Schedule such rent to be paid by equal quarterly payments in advance on the usual quarter days in every year or proportionately for any fraction of a year the first of such payments to be made on the execution hereof or if later the date upon which the Fitting Out Works as defined in Clause 7.1


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        of the Contract hereinafter defined are completed as evidenced by the certificate referred to in Clause 7.3 of the agreement dated 23rd December 1992 and made between the parties hereto and in this latter case such rent shall not be payable for the period ending on the day before such date and in each case without deduction

3. THE Tenant covenants with the Landlord to observe and perform the covenants and stipulations set out in the Fourth Schedule

4. THE Landlord covenants with the Tenant to observe and perform the covenants and stipulations set out in the Fifth Schedule

5.      THE Landlord and the Tenant agree the provisions set out in the Sixth
        Schedule


6. THE Surety hereby covenants with the Landlord to observe and perform the covenants set out in the Eighth Schedule PROVIDED ALWAYS that the Surety will cease to be liable under this clause and shall be released entirely from all subsequent liability hereunder in the event that

        (1) The Tenant shall provide to the Landlord accounts for the most recent three consecutive years audited by a Chartered Accountant and approved by the directors of the Tenant not more than three months before such accounts are provided to the Landlord showing for each such year net profits before tax amounting to not less than three times the annual rent reserved by the lease under Clause 2 hereof in the year to which the said accounts relate and PROVIDED FURTHER that at the time of production of such accounts no monies shall be due from the Tenant or the Surety to the Landlord or


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                                                                          Page 5

        (2) on completion of lawful assignment of the Lease in accordance with the provisions hereto PROVIDED ALWAYS that there is produced a grant of license for such assignment a surety reasonably acceptable to the Landlord who will covenant therein in equivalent form to the provisions of the Eighth Schedule hereto or there is provided on the grant of such license a security deposit in an amount equivalent to one half of the annual rent then payable under the Lease such amount to be placed in a separate designated Deposit Account interest accruing to the Tenant and otherwise upon the terms of the agreed draft deed set out in the Ninth Schedule hereto

IN WITNESS whereof the parties hereto have caused this instrument to be executed as a Deed in the presence of the person(s) mentioned below the day and year first before written

                         T H E   F I R S T   S C H E D U L E

THE LANDLORD    :       Guildquote Limited of 54 Brodrick Road London SW17

THE TENANT      :       MicroMuse Limited whose registered office is situated at
                        Bridge House, Station Road; Hayes, Middlesex

THE SURETY      :       Christopher John Dawes of 11 Tournay Road; London SW6


THE TERM        :       10 years


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                                  Floorplan A



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                                                                          Page 6

THE COMMENCEMENT DATE   :   25th December 1992

THE AUTHORISED USER     :   Use within Class Bl of the Town and
                            Country Planning (Use Classes) Order 1987


                        T H E   S E C O N D    S C H E D U L E

                              The Demised Premises

ALL THAT BUILDING situate and known as Disraeli House Adelaide Road (all of which premises are for the purposes of identification only shown edged red on the plan annexed hereto ('the Plan') and for the purposes of obligation as well as grant INCLUDE:-

        the structure roof and foundations thereof and all pipes wires cables channels sewers and drains which are situate therein

TOGETHER WITH:-

(a)     the Landlords fixture and fittings on the Demised Premises

(b) the free and uninterrupted passage and running of water soil gas and electricity and all other services to and form the Demised Premised in through and along the Conduits which are now or may hereafter during the Term be in on over or under the Development which serve the Demised Premises

(c) the right of support shelter and protection for the Demised Premises from the remainder of the Development as enjoyed at the date hereof

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                                                                          Page 7

(d) the right to pass and repass for all purposes connected with the use and enjoyment of the Demised Premises to and from the Demised Premises from to and to the nearest highway maintainable at public expense:-


        (i) with or without vehicles of any description over and along the Access Road

        (ii) on foot only over and along those parts of the Common Parts of the Development which give access to the Demised Premises

(e) a right of access on to any part of the Development for the purpose of inspecting maintaining repairing renewing and replacing any part of the Demised Premises or any of the Conduits exclusively serving the same to the extent that the Tenant cannot otherwise do so

(f) the right to display a sign indicating the Tenant's name and business on the exterior of the Demised Premises in a position approved by the Landlord such approval not to be unreasonably withheld

(g) the exclusive right to park twelve roadworthy vehicles in the car parking spaces shown edged yellow on the Plan ("the Car Parking Spaces")

EXCEPTING AND RESERVING to the Landlord and its Lessees tenants servants and licensees and the owners lessees and occupiers for the time being of the Development and any adjoining or neighbouring property and all other persons from time to time having the like right



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                                                                          Page 8

(a) the free and uninterrupted passage and running of water soil gas and electricity and all other services to and from the Demised Premises and such adjoining neighbouring property through the Conduits which now are in on over or under the Demised Premises or any part thereof together with a full right of entry to the Demised Premises at all reasonable times on giving reasonable notice for the purposes of installing adding to inspecting maintaining replacing and repairing the Conduits the person or persons exercising such right making good all damage to the Demised Premises occasioned by such entry or any works consequent thereon and provided that the person or persons so entering shall cause as little inconvenience and interference as possible to the Tenant and the business of the Tenant

(b) full right and liberty at any time or times to execute works repairs and make erections upon or to erect upon rebuild reconstruct modify or alter the Development or any part thereof (except the Demised Premises) or the adjoining and neighbouring property and to use the Development (except the Demised Premises) and the adjoining and neighbouring property in such manner as they may think fit provided that the access of light and air to the Demised Premises or any part thereof shall not materially thereby be interfered with

(c) the right of support shelter and protection for the Development and any adjoining and neighbouring property as enjoyed at the date hereof

(d) the right to enter the Demised Premises at all reasonable times upon 48 hours prior notice (except in case of emergency) for the purpose of carrying out any works or doing anything whatsoever comprised within the Landlords rights and obligations in this Lease Provided that the person or persons so entering the Demised Premises shall cause as little



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                                                                          Page 9

        interference and inconvenience as possible to the Tenant shall not interfere with the Tenant's ability to carry out business from the Demised Premises and shall make good all damage occasioned by such entry or the carrying out of the any works to the reasonable satisfaction of the Tenant

                                     PART II

                                 The Development

ALL THAT parcel of land with the buildings erected thereon situate and known as the Adelaide Centre Adelaide Road London SW15 1HR as the same is registered at H M Land Registry under Title Numbers TGL 54450 and LN159125

                      T H E   T H I R D   S C H E D U L E

                                   The Rents

1. IN this Schedule "Review Date" means the 25th day of December in the year 1997 and "Review Period" means the period starting with the Review Date up to the end of the Term

2.      THE yearly rent shall be:-

        (a) until the first Review Date the rent of Fifty Thousand Four Hundred and Seventy POUNDS (L50,470)

        (b) during the Review Period a rent equal to the rent previously payable hereunder or such revised rent as may be ascertained as herein provided whichever be the greater


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                                                                         Page 10


3. SUCH revised rent for the Review Period may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the Review Date by an arbitrator such arbitrator to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant made not earlier than six months before the Review Date and so that in the case of such arbitration the revised rent to be awarded by the arbitrator shall be such as he shall decide should be the yearly rent at the Review Date for the Demised Premises

        (A)     On the following assumptions at that date:-

                (i) that the Demised Premises are fit for immediate occupation and use and that no work has been carried out thereon by the Tenant its sub-tenants or their predecessors in title during the Term which has diminished the rental value of the Demised Premises and that in case the Demised Premises have been destroyed or damaged they have been fully restored

                (ii) that the Demised Premises are available to let by a willing landlord to a willing tenant as a whole without a premium but with vacant possession and subject to the provisions of this Lease (other than the amount of the rent hereby reserved but including the provisions for rent review after five years) for a term equal to the original term of this Lease

                (iii) that the covenants herein contained on the part of the Tenant have been fully performed and observed


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                                                                         Page 11

        AND having regard to open market rental values current at the relevant Review Date

(B)     BUT disregarding:

        (i) any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in Occupation of the Demised Premises

        (ii) any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant its sub-tenants or their predecessors in title in their respective businesses and

        (iii) any increase in rental value of the Demised Premises attributable to the existence at the Review Date of any improvement to the Demised Premises or any part thereof carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant such Term PROVIDED ALWAYS that it is hereby for the avoidance of doubt agreed that any improvements carried out by or under an obligation to the Tenant in carpeting and in the installation of air conditioning in so far as any work would tend to increase the rental value of the Demised Premises on review shall not be disregarded but that any such improvements carried out by or under an obligation to the Tenant in partitioning the Demised Premises shall be disregarded


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                                                                       Page 12

                (iv) insofar as permitted by law all restrictions whatsoever relating to rent contained in any statute or order rules or regulations thereunder and any directions thereby given relating to any method of determination of rent

                (v) any effect reducing the rent (but not disregarding any effect increasing the rent) that may result from the Landlord either having elected to charge VAT in addition to the rent or reserving the right to do so

4.      IT IS PROVIDED AND AGREED in relation to the said revised rent:

        (A) in the case of a revised rent being determined by an arbitrator the arbitration shall be conducted in accordance with the Arbitration Acts 1950 to 1979 or any statutory modifications or reenactments thereof for the time being in force



        (B) When the amount of the rent to be ascertained as hereinbefore provided shall have been so ascertained memoranda thereof shall thereupon be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and counterpart thereof and the parties shall bear their own costs in respect thereof

        (C)     (i)     if the revised rent payable on and from the Review Date
                        has not been ascertained by the Review Date rent shall thereafter be a payable at the initial yearly rent previously payable and forthwith upon the revised rent being ascertained the Tenant shall pay to the Landlord any shortfall between the rent previously payable and the revised rent payable up


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                                                                       Page 13

                        to and on the preceding quarter day together with interest thereon from the Review Date to the date of payment at 3% below the Prescribed Rate

                (ii) for the purposes of this proviso the revised rent shall be deemed to have been ascertained on the date when the same has been agreed between the parties or as the case may be the date of the award of the arbitrator

                        T H E   F 0 U R T H   S C H E D U L E

                           The Covenants by the Tenant

1. TO pay the reserved rents on the days and in the manner aforesaid without any deduction and if the Landlord so requires to pay the same by Bankers Standing Order direct to the bank account of the Landlord or as it shall direct

2. TO pay and contribute the Interim Charge and the Service Charge (as those expressions are defined in the Seventh Schedule) at the time and in the manner provided in that Schedule

3. TO bear pay and discharge all existing and future rates taxes duties assessments impositions charges liabilities and outgoings whatsoever (whether parliamentary parochial or otherwise and whether or not of a capital or non-recurring nature) which are now or may at any time hereafter be assessed charged or imposed upon or payable in respect of the Demised Premises or any part thereof or on the owner or occupier in respect thereof (excluding any payable by the Landlord in respect of the receipt of rents or other payments made by the Tenant in accordance with the provisions hereof except any Value Added Tax payable on the rents or any other such payments on any disposition or dealing with or the ownership of the reversion to this Lease)

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                                                                      Page 14

4.      (a)     AT all times during the Term to repair replace rebuild cleanse and keep the Demised Premises and all additions and improvements thereto and the Landlord's fixtures and fittings and the Conduits therein in good and substantial repair and condition provided always that the Tenant shall not be liable hereunder where the damage is caused by an insured risk (as hereinafter defined) except where the insurance money is irrecoverable through the fault of the Tenant or its sub-tenants

        (b) to paint with two coats of best quality paint or otherwise treat in a proper and workmanlike manner all the wood and iron work of the Demised Premises heretofore or usually painted or otherwise treated once in every fifth year as regards the interior of the Demised Premises and once in every third year as regards the exterior thereof and in each case in the last year of the Term (whether determined by effluxion of time or under the provisions for re-entry hereinafter contained or otherwise) and also to grain varnish clean paper and otherwise decorate in a proper and workmanlike manner all such internal parts of the Demised Premises as have been or ought properly to be so treated and so that in the last year of the Term the tints colours and patterns of all such works of interior decoration shall be such as shall be approved by the Landlord

        (c) Without prejudice to the generality of the foregoing to maintain, repair and service at all necessary times the air conditioning system in the Demised Premises using the services of Barrier Air Conditioning Limited or such other contractor as the Landlord may nominate and to produce to the Landlord evidence of the service agreement and maintenance inspections and repairs carried out provided always that if the Tenant shall not maintain and regularly

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                                                                      Page 15

                service the air conditioning system, the Landlord shall be entitled on not less than 14 days notice to enter upon the Demised Premises with all necessary workmen and execute such necessary maintenance and servicing at the expense of the Tenant in accordance with the covenants herein contained, and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

        (d) Without prejudice to the generality of the foregoing to repair maintain upkeep renew and service the lift in the Demised Premises using the services of Hammond and Champness Limited or such other contractor as the Landlord may nominate and to produce to the Landlord evidence of the service agreement and maintenance inspections and repairs carried out provided always that if the Tenant shall not maintain and regularly service the lift, the Landlord shall be entitled on not less than 14 days notice to enter upon the Demised Premises with all necessary workmen and execute such necessary maintenance and servicing at the expense of the Tenant in accordance with the covenants herein contained, and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

                PROVIDED ALWAYS that the Tenant shall be entitled to obtain quotations for services comparable to those to be provided by the nominated contractors under the provisions of sub-clauses
                (c) and (d) from three other reputable contractors and in the event that the charges of such nominated contractor are 20% higher than the average of such quotations the Tenant shall be reimbursed by the Landlord for the amount equal to the difference between 120% of such average and the actual charges of such nominated sub-contractor

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                                                                         Page 16

5. TO yield up the Demised Premises with the fixtures and additions thereto at the expiration or sooner determination of the Term in good and substantial repair and condition in accordance with the covenants hereinbefore contained

6. TO permit the Landlord and its agent with or without workmen and others authorised by the Landlord at all reasonable times during the Term to enter upon and view the condition of the Demised Premises and forthwith (so far as the Tenant is liable) to execute all repairs and works required to be done by written notice given by the Landlord PROVIDED ALWAYS that if the Tenant shall not within two months after service of such notice commence and proceed diligently with the execution of the repairs and works mentioned in such notice it shall be lawful for the Landlord to enter upon the Demised Premises with all necessary workmen and execute such repairs and works at the expense of the Tenant in accordance with the covenants herein contained and the costs thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

7. TO permit the Landlord and its agents and workmen and other persons authorised by the Landlord and the tenants or occupiers of other parts of the Development and adjoining properties belonging to the Landlord at all reasonable times to enter upon the Demised Premises to execute repairs or alterations to the Development or such adjoining properties causing as little inconvenience as possible and making good all damage thereby occasioned to the Demised Premises

8.1 NOT to make any structural or external alterations to the Demised Premises nor to erect to or permit or suffer to be erected any new building on the Demised Premises or make or permit or suffer to be made any alteration of or addition to or external projection in front of the Demised Premises save that telecommunications or satellite equipment may be erected on the

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                                                                         Page 17

        exterior of the Demised Premises with the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

8.2 NOT without the previous consent in writing of the Landlord (and then only in accordance with plans previously approved by the Landlord and under the supervision of and to the satisfaction of the Landlords Surveyor) to alter the layout or arrangement of the Demised Premises or to make any internal non-structural alterations or add to or alter any new buildings or alterations erected or made in pursuance of the consent of the Landlord given under this Clause or to cut injure or permit or suffer to be cut or injured any of the walls or timbers of the Demised Premises or any alterations or additions thereto or to carry out or permit or suffer to be carried out any development within the meaning of the Planning Acts PROVIDED ALWAYS that the Tenant shall be entitled to:-

        without any consent from the Landlord to effect internal non-structural alterations to the Demised Premises subject to:-

        (aa) the Tenant giving not less than 14 days prior notice in writing to the Landlord of the nature of such proposed alterations and

        (bb) the Tenant delivering to the Landlord in duplicate the drawings specification and other details of such alterations within 28 days after their completion

9. AT all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and all regulations or orders made thereunder whether as to the Authorised User or otherwise and to indemnify and keep indemnified the Landlord against all liabilities whatsoever including all actions proceedings costs expenses claims and demands in respect thereof AND forthwith to produce to the

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                                                                         Page 18

        Landlord a copy of any notice order or proposal therefor made given or issued to the Tenant or any sub-tenant by a planning authority under or by virtue of the Planning Acts affecting or relating to the Demised Premises and at the request and cost of the Landlord to make or join with the Landlord in making every such objection representation or appeal against the same as the Landlord shall deem expedient

10. TO use or suffer to be used the Demised Premises for the Authorised User specified in the First Schedule PROVIDED ALWAYS that the Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that the Authorised User is or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that the Authorised User is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind whatsoever

11. NOT to do or permit or suffer to be done anything whereby the policy or policies of insurance of the Demised Premises against the Insured Risks (as hereinafter defined) may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord all sums paid by way of increased premiums and all expenses incurred by it in or about any renewal of such policy or policies rendered necessary by a breach of this covenant (all of which payments shall be included in the rent herein reserved) and to comply with all recommendations of the insurers as to fire precautions


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                                                                         Page 19

12. NOT to do or permit or suffer to be done anything in or upon the Demised Premises or any part thereof which may be or become a nuisance annoyance or damage to the Landlord or the tenants or occupiers of the remainder of the Development or of other property in the neighbourhood

13. NOT to exhibit or permit or suffer to be exhibited on any part of the exterior of the Development and the Demised Premises or in the windows or on the external walls rails or fences thereof any placard poster signboard fascia board or fascia sign or other advertisement PROVIDED ALWAYS that the Tenant may with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) erect on the exterior of the Demised Premises a sign of a size approved by the Landlord consistent with the size of other tenants' signs at the Development specifying the name and nature of the Tenant's business

14. TO comply forthwith at the Tenant's own expense with any nuisance sanitary or other statutory notices lawfully served by any local or public authority upon either the Landlord or the Tenant so far as the same relate to the Demised Premises and to comply with all the requirements of the Office Shops and Railway Premises Act 1963 and the Fire Precautions Act 1971 and any Act or Acts for the time being amending or replacing the same and to keep the Landlord fully indemnified against all actions proceedings costs expenses claims and demands in respect thereof

15. IN connection with the Defective Premises Act 1972 or any legislation modifying amending or replacing the same to:-


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                                                                         Page 20

        (a) notify the Landlord in writing immediately of any defect in the Demised Premises of which the Tenant is aware

        (b) erect and maintain within the Demised Premises prominent notices of warning of relevant defects within the meaning of Section 4 of the said Act in such form as the Landlord may from time to time require

        (c) indemnify the Landlord against any actions proceedings costs expenses claims and demands incurred thereunder by reason of the Tenant's failure to erect and display such notices

        (d) permit the Landlord and its agent with or without workmen and others at any time on reasonable notice to enter upon the Demised Premises erect and exhibit notices thereon giving warning of relevant defects within the meaning of the said
                Section 4 in the Demised Premises and to install lighting or any other reasonable means of warning or protection against such defects

16. NOT to hold or permit or suffer to be held any sale by auction on the Demised Premises

17.     (a)     NOT to assign charge underlet or part with or share
                possession of any part or parts (as distinct from the whole) of the Demised Premises or to part with or share possession of the whole of the Demised Premises for all or any part of the Term or to permit any company or person to occupy the same save by way of an assignment or underlease of the whole of the Demised
                Premises

                Save that the Tenant may share occupation of the Demised Premises with another company which is a holding or subsidiary company (as defined by Section 736 of the Companies Act 1985) of the Tenant or a subsidiary company


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                                                                       Page 19

12. NOT to do or permit or suffer to be done anything in or upon the Demised Premises or any part thereof which may be or become a nuisance annoyance or damage to the Landlord or the tenants or occupiers of the remainder of the Development or of other property in the neighbourhood

13. NOT to exhibit or permit or suffer to be exhibited on any part of the exterior of the Development and the Demised Premises or in the windows or on the external walls rails or fences thereof any placard poster signboard fascia board or fascia sign or other advertisement PROVIDED ALWAYS that the Tenant may with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) erect on the exterior of the Demised Premises a sign of a size approved by the Landlord consistent with the size of other tenants' signs at the Development specifying the name and nature of the Tenant's business

14. TO comply forthwith at the Tenant's own expense with any nuisance sanitary or other statutory notices lawfully served by any local or public authority upon either the Landlord or the Tenant so far as the same relate to the Demised Premises and to comply with all the requirements of the Office Shops and Railway Premises Act 1963 and the Fire Precautions Act 1971 and any Act or Acts for the time being amending or replacing the same and to keep the Landlord fully indemnified against all actions proceedings costs expenses claims and demands in respect thereof

15. IN connection with the Defective Premises Act 1972 or any legislation modifying amending or replacing the same to:-

        (a) notify the Landlord in writing immediately of any defect in the Demised Premises of which the Tenant is aware

        (b) erect and maintain within the Demised Premises prominent notices of warning of relevant defects within the meaning of Section 4 of the said Act in such form as the Landlord may from time to time require

        (c) indemnify the Landlord against any actions proceedings costs expenses claims and demands incurred thereunder by reason of the Tenant's failure to erect and display such notices

        (d) permit the Landlord and its agent with or without workmen and others at any time on reasonable notice to enter upon the Demised Premises erect and exhibit notices thereon giving warning of relevant defects within the meaning of the said
                Section 4 in the Demised Premises and to install lighting or any other reasonable means of warning or protection against such defects

16. NOT to hold or permit or suffer to be held any sale by auction on the Demised Premises

17.     (a)     NOT to assign charge underlet or part with or share possession of any part or parts (as distinct from the whole) of the Demised
                Premises or to part with or share possession of the whole of the Demised Premises for all or any part of the Term or to permit any company or person to occupy the same save by way of an assignment or underlease of the whole of the Demised Premises

                Save that the Tenant may share occupation of the Demised Premises with another company which is a holding or subsidiary company (as defined by Section 736 of the Companies Act 1985) of the Tenant or a subsidiary company of such holding company provided that no relationship of landlord and tenant shall be thereby created nor shall any such company otherwise acquire any interest in the Demised Premises provided further that such arrangements shall cease and each such company shall quit the Demised Premises forthwith upon it ceasing to be a holding or subsidiary company (as defined aforesaid) of the Tenant or subsidiary company of such holding company or in any event no later than the day prior to the determination of the Term

(b) Subject to Paragraph (a) of this Clause not to assign charge or underlet the whole of the Demised Premises without the previous written consent of the Landlord but so that such consent shall not be unreasonably withheld or delayed

(c) On any assignment of the Demised Premises to procure that the Assignee covenants directly with the Landlord to pay the rents reserved by and to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease throughout the remainder of the Term and covenants not further to assign or underlet the Demised Premises without such consent as aforesaid PROVIDED THAT if the intended Assignee shall be a private limited liability company then if the Landlord shall in its absolute discretion so require the Tenant shall procure that one (or more if the Landlord so reasonably requires) acceptable surety for the intended Assignee shall covenant with the Landlord in the terms set out in the Eighth Schedule

(d) Not to underlet the whole of the Demised Premises at a fine or premium nor at a rent (including without prejudice to the generality of that expression any insurance rent or service charge rent) less than the greater of the rent payable hereunder or the open market rent of the Demised Premises at the date of such underlease

(e)     To procure that any underlease of the Demised Premises shall contain:-

        (i) an unqualified covenant on the part of the underlessee with the Landlord that the underlessee will not assign or charge any part or parts of the Demised Premises (as distinct from the whole) and will not underlet or (save by way of an assignment of the whole) part with or share possession of or permit any person or company to occupy the whole or any part of the Demised Premises

        (ii) a covenant on the part of the underlessee with the Landlord that the underlessee will not assign or charge the whole of the Demised Premises without the previous written consent of the Landlord

        (iii) such covenants by the underlessee (which the Tenant hereby undertakes to enforce) as to prohibit the underlessee from doing or suffering any act or thing upon or in relation to the Demised Premises which will contravene any of the Tenant's obligations in this Lease

        (iv) provision for review of the rent reserved by the underlease (which the Tenant hereby undertakes to operate and enforce) corresponding both as to terms and dates with the provisions set out in the Third Schedule hereto for revision of the rent hereby reserved

        (v) a condition for re-entry on breach of any covenant on the part of the underlessee

        (vi) to procure in any underletting of the Demised Premises that the rent under such underletting is reviewed in accordance with the terms of such review but not to agree the rent payable thereunder with the underlessee without the prior written consent of the Landlord such consent not to be unreasonably withheld and to procure the Landlord's written representations as to the rent payable thereunder are made to any arbitrator appointed

18. WITHIN one month after the execution of any assignment assent transfer charge or underlease or assignment of an underlease of or relating to the Demised Premises to give notice thereof in writing with particulars thereof to the solicitors for the time being of the Landlord and to produce to them a certified copy of the deed evidencing such dealing or transmission (and in case of a devolution of the interest of the Tenant not perfected by an assent within six months of the happening thereof to produce to the said Solicitors the grant of representation under which such devolution arises) and to pay to them a registration fee of TEN POUNDS (L10.00) together with Value Added Tax thereon (or such other sum as the said Solicitors may reasonably require) in respect of each such dealing or transmission together with such fees as may be payable to any Superior Landlord

19. TO permit the Landlord during the three months immediately preceding the determination of this Lease to affix and retain without interference upon any part of the Demised Premises or the Building a notice for reletting the same and to permit persons with written authority from the Landlord or its agent at all reasonable times and by prior notice to view the Demised Premises

20. TO pay to the Landlord all reasonable costs charges and expenses (including solicitors counsels and surveyors and other professional costs and fees and bailiffs costs charges expenses and commission) which may be charged or incurred by the Landlord or any Superior Landlord:

        (a) in any application by the Tenant to any planning authority or any application by the Tenant to the Landlord for any consent pursuant to the covenants herein contained

        (b) in or in contemplation of any proceedings under Sections 146 or 147 of the Law of Property Act 1925 or the preparation or service of notice thereunder (notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) or for the preparation and service of and negotiations consequent upon a Schedule of Dilapidations served at any time during or within one month after the expiry of the Term

        (c) in connection with the recovery of any arrears of rent and monies payable and recoverable as rent hereunder

        (d) in connection with the enforcement of any of the Tenants covenants herein contained

        AND to keep the Landlord fully indemnified against all actions proceedings reasonably taken and reasonable costs expenses claims and demands whatsoever in respect of all or any of the said applications consents notices negotiations and proceedings PROVIDED ALWAYS that whenever in this Lease the consent or licence of the Landlord is required in any matter then the

        Landlord shall be entitled to withhold its consent or licence unless and until it has obtained the consent of any Superior Landlord

21. NOT to allow any encroachment to be made or easement acquired on or over the Demised Premises and in particular not to allow the right of access of light from or over the Demised Premises to any neighbouring property to be acquired and if any encroachment or easement shall be made or threatened to be made or if any window or opening shall be opened or made or threatened to be opened or made in any neighbouring property which if not obstructed might by lapse of time confer the right to such access of light on the owner of any neighbouring property to give notice thereof to the Landlord and to permit it and its servants to enter the Demised Promises and to do all such things as may be proper for the purpose of preventing the making of such encroachment or the acquisition of such easement or right to light

22. TO reimburse the Landlord upon demand the cost of periodic valuations or assessments of the cost of reinstatement of the Demised Promises for insurance purposes

23. IN the event that Value Added Tax shall be chargeable on the Landlord in respect of any supplies made to the Tenant the Tenant shall in addition to any amounts otherwise payable pay the Landlord the amount of the Value Added Tax so chargeable and further in the event of the Landlord electing at any time during the term to waive exemption from Value Added Tax in respect of the Demised Premises to pay the amount of Value Added Tax chargeable on the rents hereby reserved and on the interim charge and the service charge as defined in the Seventh Schedule as a result of such election having been made and all or any of such payments shall be made by way of rent

24.     (a)     IF the rent hereby reserved or any part thereof or any other sum payable by the Tenant to the Landlord pursuant to the provisions of this Lease shall not have been paid upon the date whereon payment of the same was due then the Tenant shall pay to the Landlord interest upon such rent or other sum at the Prescribed
                Rate until the said rent or other sum shall have been paid

        (b) BY "Prescribed Rate" is meant 4% over the base rate published from time to time of Hill Samuel & Co Limited or if the same shall cease to exist or publish a base rate during the Term of such other London Clearing Bank as the Landlord may nominate

        (c) INTEREST payable by the Tenant pursuant to this Sub-Clause shall be calculated from day to day

        (d) INTEREST payable by the Tenant upon arrears of rent shall not itself be deemed to be rent

25. NOT to use the Car Parking Spaces for any purposes whatsoever other than (i) for loading and unloading or (ii) to park thereon twelve roadworthy vehicles

26. NOT to cause or permit any obstruction of any of the common accessways within the Development

                       T H E  F I F T H  S C H E D U L E

                         The Covenants of the Landlord

1. THAT the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations herein on its part contained shall peaceably hold and enjoy the Demised

        Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming under or in trust for it

2. TO maintain repair amend renew cleanse repaint and redecorate and otherwise keep in good and tenantable condition

        (a) the boundary walls and fences of and in the curtilage of the Development

        (b)     the Access road and the Common Parts of the Development

        (C)     the Car Parking Spaces

        PROVIDED THAT the Landlord shall not be liable to the Tenant for any defect or want of repair herein before mentioned unless the Landlord has had notice thereof nor in respect of any obligations hereunder that is within the ambit of any of the Tenants covenants hereinbefore contained

3. TO maintain in good working order and repair all Conduits in under and upon the Development and which shall serve the Demised Premises (excluding nevertheless any which exclusively serve the Demised Premises)

4. SO far as possible and subject always as provided in Clause 6 of the Sixth Schedule to perform the following services:-

        (a) to keep the Common Parts of the Development clean and well lighted

        (b) to supply maintain repair and renew as need be such alarms and fire-fighting equipment in the Common Parts of the Development as the Landlord may doom desirable or necessary or as may be required to be supplied and maintained by the Landlord by statute or by the fire authority for the district

        (c) to supply provide purchase maintain renew replace repair and keep in good and serviceable order and condition all appurtenances appointments fixtures and fittings bins receptacles tools appliances materials and other things which the Landlord may in the interests of good estate management deem desirable or necessary for the maintenance upkeep or cleanliness of the Development

        (d) to employ such staff as the Landlord may at its discretion deem desirable or necessary to enable the Landlord to carry out or maintain the said services or any of then and for the general conduct management and security of the common Parts of the Development

        PROVIDED ALWAYS that the Landlord may at the Landlords discretion add to extend vary or alter the rendering of the said services or any of them from time to time if the Landlord shall reasonably deem it desirable so to do for the more convenient or efficient conduct and management of the Development

5. TO insure and keep insured in the full reinstatement value the Demised Premises and the Common Parts of the Development and the Landlords fixtures therein against lose or damage by fire lightning, explosion, aircraft (or other aerial device) or articles dropped therefrom, riot, civil commotion, malicious person, earthquake, storm, tempest, flood, bursting and overflowing of water pipes, tanks and other apparatus, impact by road vehicles and such other risks as the Landlord may deem desirable or expedient including loss of rent hereunder for four years and architects and surveyors fees and demolition and clearance and similar expenses ("the Insured Risks") in some insurance office or with underwriters of repute and shall procure that the interest of the Tenant is noted on the policy and to produce to the Tenant at the Tenant's own expense a copy of such policy and of the annual premium receipt and in case of destruction of or damage to the Demised Premises or the Common Parts of the Development any part thereof from any cause covered by such insurance to lay out all monies received in respect of such insurance (other than monies received for loss of rent and architects and surveyors fees and for demolition and clearance expenses) in rebuilding and reinstating the same as soon as reasonably practicable PROVIDED ALWAYS that if such rebuilding or reinstating be prevented or frustrated all such insurance monies (other than as aforesaid) shall be retained by the Landlord and this Lease shall thereupon determine

6. TO bear pay and discharge all existing and future rates (including water rates) taxes duties assessments charges impositions and outgoings whatsoever assessed charged and imposed upon the Common Parts of the Development

7. In the event that any third party shall require that any part of the land in the Development being the whole or part of title LN159125 be excluded from the Development so that the Tenant is no longer able to park twelve vehicles in the Car Parking Spaces the Landlord shall procure at its expense that alternative car parking spaces are made available on the Development so that the Tenant maintains the exclusive right to park twelve cars in a designated area of the Development and further shall at its own expense re-fence and landscape the new boundaries of the Development resulting from the removal of any such land

                        T H E  S I X T H  S C H E D U L E

                       Proviso Agreements and Declarations


1.      1.1     AT any time after any of the following events shall happen the
                Landlord may re-enter upon all or any part of the Demised
                Premises:-

        1.1.1 the whole or any part of the rent shall be unpaid for twenty one days after becoming payable whether formally demanded or not or

        1.1.2   there shall be any breach of any of the Tenant's covenants or

        1.1.3 the Tenant or any surety for the Tenant (being a company) shall enter into liquidation whether compulsory or voluntary (save for the liquidation of a solvent company for the purpose of amalgamation or reconstruction) or suffers an administrative receiver to be appointed or enters into a voluntary arrangement as defined in Section I of the Insolvency Act 1986 or does or suffers anything which would entitle a receiver to take possession of any of its assets or does or suffers anything which would entitle any person to present a petition for winding up or apply for an administration order to cease to exist or is dissolved or

        1.1.4 the Tenant or any surety for the Tenant (being an individual) shall be unable to pay a debt or have no reasonable prospect of being able to pay a debt within the meaning of Section 268 of the Insolvency Act 1986 or make an application to the Court for an interim order under Section 253 of the Insolvency Act 1986 or does anything which would entitle A petition for a bankruptcy order to be made or makes any assignment for the benefit of or enters into any arrangement with his creditors either by composition or otherwise

                PROVIDED ALWAYS that if any of the events in paragraphs 1.1.3 or
                1.1.4 shall occur to a surety of the Tenant rather than the Tenant or if the surety shall die (then the Landlord may not re-enter under paragraph 1.1. for a period of two months thereafter

                PROVIDED FURTHER that if the Tenant within such period shall provide the Landlord with an alternative surety reasonably acceptable to the Landlord or a security deposit for rent equivalent to six months value of the then passing rent such deposit to be in the form of the Ninth Schedule hereto the Landlord shall not be entitled to re-enter the Demised Premises because of such an event having occurred to a surety

        1.2 If the Landlord shall re-enter in accordance with Clause 1.1. of this Schedule then this Lease shall thereupon terminate but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenants covenants or the conditions herein contained

2.1 IN case the Demised Premises or any part thereof shall at any time during the Term be so damaged or destroyed by the Insured Risks so as to be unfit for occupation and use then (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant) the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended for the period for which loss of rent insurance is maintained under Clause 5 of the Fifth Schedule or if earlier until the Demised Premises shall again be rendered fit for occupation and use and any dispute with reference to this proviso shall be determined by the Landlords Surveyor whose decision shall be final and binding on the parties hereto

2.2 PROVIDED THAT if the Demised Premises shall be destroyed or damaged by any of the insured risks so as to become unfit for occupation and use and the damage is not made good within four years of such destruction or damage then the Tenant or the Landlord may on the expiration of such period of four years of such destruction or damage by written notice given to the other elect to determine this Lease and upon the service of such notice(PROVIDED ALWAYS that in the case of notice given by the Tenant to the landlord the Ten ant has complied with the covenants in the lease on the Tenant's part contained) this Lease shall forthwith determine and the parties hereto shall forthwith be released from all and singular their further duties and obligations hereunder but without prejudice to the rights of either party in respect of any antecedent breach of any of the covenants herein contained

3. IT is hereby agreed between the Landlord and the Tenant that the provisions for compensation contained in Section 37 of the Landlord and Tenant Act 1954 shall not apply to this Lease except in the events specified in Section 38(2) of that Act

4.      THIS Lease shall incorporate the regulations as to notices contained in
        Section 196 of the Law of Property Act 192S as amended by the Recorded Delivery Service Act 1962

5. THE expression "the Planning Acts" shall in this Lease include any Act or Acts for the time being in force amending or replacing the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas)Act 1990, the Listed Buildings Act 1990 and the Planning (Consequential Provisions) Act 1990 and any other legislation of a similar nature and any statutory modification or re-enactment thereof for the time being in force and any orders instruments plans rules regulations permissions consents and directives made under or in pursuance of the said Acts or any of them

6. NOTWITHSTANDING anything herein contained the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:-

        (a) any interruption in any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire water Act of God or other cause beyond the Landlords control or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or unavoidable shortage of fuel materials water or labour or

        (b) any act omission or negligence of any porter attendant or other servant of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or any of them

                      T H E  S E V E N T H  S C H E D U L E

                               The Service Charge

1. THE Service Charge hereinbefore made payable means 23.77 per centum of the Annual Service Cost (as hereinafter defined) in respect of each calendar year running from the lot day of January and ending on the 31st day of December next following or such other period as the Landlord may determine ("the Accounting Period") SAVE THAT in respect of any part of the Annual Service-Cost as under Paragraph 3(a) to (g) of this Schedule relates directly to that part of the Access Road as forms the Parking Access Road as the same is shown cross hatched brown on the Plan and the Car Parking Spaces and the area hatched green on the plan the Service Charge means 44.60 percent of such part of the Annual Service Cost as so relates and further in respect of any part of the Annual Service Cost which relates directly to costs incurred in complying with the Landlord's insurance obligations hereinbefore contained in paragraph 5 of the Fifth Schedule (other than so far as the same relates to the Common Parts of the Development) the Service Charge means 100 per cent

2. THE Interim Charge hereinbefore made payable means such sum to be paid on account of the Service Charge in respect of each Accounting Period as the Landlord shall specify to be a fair and reasonable payment The first payment of the Interim Charge (on account of the Service Charge for the Accounting Period during which this Lease is executed) shall be made on the execution hereof and thereafter shall be by equal payments in advance on the 24th day of June and the 25th day of December in each year and in case of default shall be recoverable as rent in arrear

3. THE Annual Service Cost in each Accounting Period shall be the aggregate of the sums actually expended or liabilities incurred by the Landlord in connection with the following matters:-

        (a) the cost of the observance and performance of the covenants on the part of the Landlord hereinbefore contained in paragraphs 2,3,4,5,6 of the Fifth Schedule

        (b) the reasonable fees charges and expenses payable to any qualified person whom the "Landlord may reasonably employ to inspect repair and keep in running order the alarm systems including the Landlords costs from time to time incurred in entering into a contract or contracts in usual form with any such qualified persons

        (c) the reasonable costs of taking out and maintaining in force an effective insurance policy or policies against any and every liability of the Landlord for injury to or death of any person (including every agent servant and workman of the Landlord) and damage to or destruction of the property of any such person arising out of the management and/or maintenance of the Common Parts of the Development and in particular but without prejudice to the generality of the foregoing the cost of insurance against such injury death damage or destruction as aforesaid due to the act neglect default or misconduct of any agent servant or workman of the Landlord employed in connection with the management and/or maintenance of the Common Parts of the Development

        (d) in addition to the wages from time to time payable by the Landlord the employers National Insurance and Industrial Injuries Contributions and any taxes or similar levies from time to time payable by the employer in respect of all agents servants and workmen employed by the Landlord solely in connection with the performance and observance of any of the covenants on its part herein contained

        (e) the reasonable cost of the carrying out of other work or services of any kind whatsoever which the Landlord may reasonably consider desirable for the purpose of maintaining or improving services in the Development

        (f) all reasonable fees and expenses payable to any person firm or company whom the Landlord may from time to time employ in connection with the management and/or maintenance of the Common Parts of the Development including the cost of preparing statements of the Annual

                Service Cost and including legal costs incurred relating to the management and maintenance of the Development and in the collection of service charges and rent

        (g) the cost of complying with all statutory requirements regulations or requirements of any competent local or other authority relating to the Common Parts of the Development

4. THE Landlord shall be entitled to make such reasonable provision for a reserve for anticipated future expenditure to be incurred in the performance of the covenants on the part of the Landlord contained herein as the Landlord may reasonably deem appropriate and the amounts so provided shall form part of the Annual Service Cost

5. THE Landlord will use its best endeavours to maintain the Annual Service Cost at the lowest reasonable figure consistent with due performance and observance of its obligations hereunder but the Tenant shall not be entitled to object to any items comprised therein by the reason only that the materials work or service in question might have been provided or performed at a lower cost

6. AS soon as practicable after the end of each Accounting Period the Landlord will submit to the Tenant an itemised statement certified by the Managing Agents for the time being to the Landlord containing the following information:-

        (a)     the amount of the Annual Service Cost

        (b) the amount of the Interim Charge paid by the Tenant in respect of that Accounting Period together with any surplus carried forward from the previous Accounting Period

        (c) the amount of the Service Charge in respect of that Accounting Period and of any excess or deficiency of the Service Charge over the Interim Charge

7. THE Tenant shall be entitled within twenty-eight days of the receipt of such statement to inspect the vouchers and receipts for all items included in such statement

8. IF the Interim Charge paid by the Tenant in respect of any Accounting Period exceeds the Service Charge for that period the surplus of the Interim Charge so paid over and above the Service Charge shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Service Charge in succeeding Accounting Periods as hereinbefore provided

9. IF the Service Charge in respect of any Accounting Period exceeds the Interim Charge paid by the Tenant in respect of that Accounting Period together with any surplus from previous years carried forward as aforesaid then the Tenant shall pay the excess to the Landlord within twenty-one days of service upon the Tenant of the statement referred to above and in case of default the same shall be recoverable from the Tenant as rent in arrear

                       T H E  E I G H T H  S C H E D U L E

                           The Covenant of the Surety

1. THE Surety in consideration of the demise hereinbefore contained having been made at his request HEREBY COVENANTS with the Landlord that the Tenant will throughout the Term hereby created or any extension or continuation thereof under Section 24 of the Landlord and Tenant Act 1954 or any statutory modification thereof for the time being in force or otherwise by statute or common law pay the said rents hereby reserved or subsequently increased on the days and in manner aforesaid and will perform and observe all the Tenant's covenants hereinbefore contained and that in case of default in such payment of rents or in the performance or observance of such covenants as aforesaid the surety will pay and make good to the Landlord on demand all losses damages costs and expenses thereby arising or incurred by the Landlord notwithstanding:-

        (a) any neglect or forbearance of the Landlord in endeavouring to obtain payment or to enforce performance of the several stipulations herein on the Tenant's part contained (and any time which may be given to the Tenant by the Landlord shall not release or exonerate or in any way affect the liability of the Surety under this covenant)

        (b) that the terms of this Lease may have been varied by agreement between the Landlord and the Tenant where such variation is immaterial and not prejudical to the Surety

        (c) any other act or thing whereby but for this provision the surety would have been released

2. IF a liquidator or trustee in bankruptcy shall disclaim this Lease and if the Landlord shall by notice in writing have so required the Surety will take from the Landlord a lease of the Demised Premises for a term commensurate with the residue of the Term which would have remained had there been no disclaimer at the same rent and subject to the same covenants and conditions as are reserved by and contained in thin Lease such lease to take effect from the date of such disclaimer and in such case the Surety shall without delay take or join in all acts necessary for the grant of such new lease and will pay all costs relating to the grant of such new lease and execute and deliver to the Landlord a counterpart thereof

3. IF the Landlord shall not require the Surety to take a lease of the Demised Premises pursuant to Clause 2 above the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent that would have been payable under this Lease but for the disclaimer or other event putting an end to the effect of the Lease in respect of that period from the date of the said disclaimer or the Lease ceasing to have effect as aforesaid until the expiration of three months therefrom or until the Demised Premises shall have been relet by the Landlord whichever shall first occur

                      T H E   N I N T H   S C H E D U L E

                           Form of Rent Deposit Deed

THIS DEED is made the           day of              199

BETWEEN:

(1) THE Landlord (which expression shall mean only the person for the time being in whom the reversin immediately expectant upon the determination of the Lease is vested) who is currently

(2) THE Tenant (which expression shall mean only the person in whom the benefit of the term of the Lease is vested) who is currently

SUPPLEMENTAL TO

A Lease ("the Lease") dated the              day of                    199
and made between GUILDQUOTE LIMITED of the first part MICROMUSE

LIMITED of the second part and CHRISTOPHER JOHN DAWES of the third part relating to the premises known as Disraeli House, the Adelaide Centre, Putney Bridge Road, London, SW.15

NOW THIS DEED WITNESSETH as follows:

1.1 "The Initial Deposit" shall mean a sum equivalent to one half of the annual rent payable at the date hereof or such greater sum as shall represent one half of the annual rent from time to time reserved under the Lease

1.2 "The Deposit Account" means the interest earning deposit account opened by the Landlord's Solicitors (as hereinafter defined) at one of the London Clearing Banks ("the Bank") on or before the date of this Deed and in which the Landlord's Solicitors shall place the Initial Deposit

1.3 "The Deposit Balance" means the amount from time to time standing to the credit of the Deposit Account

2. The Landlord and the Tenant irrevocably instruct the Landlords Solicitors Messrs Russell Cooke, Potter & Chapman ("the Landlord's Solicitors") by this Deed to act as stakeholders the operation of the Deposit Account in accordance with this Deed and in particular to act in accordance with this Deed in:

2.1     the making of payments into the Deposit Account

2.2     the withdrawal of sums from the Deposit Account and

2.3 accounting to the Landlord and the Tenant for money due to either of them from the Deposit Account

3.1 The Tenant shall on the execution hereof deposit with the Landlord's Solicitors the Initial Deposit as security for the due performance and observance of the covenants on the part of the tenant contained in the lease without prejudice to the rights and remedies of the Landlord under the Lease

3.2 The Landlord's Solicitors are instructed to forthwith pay the Initial Deposit into and to keep it in the Deposit Account and the Tenant may with the Landlords prior agreement (such agreement not to be unreasonably withheld) authorise the Landlord's Solicitors to vary the terms of the Deposit Account

4.1 The interest which shall accrue upon the Deposit Balance shall be added to the Deposit Balance and shall remain in the Deposit Account and shall be dealt with as part of the Deposit Balance

4.2 The Tenant (acting on its own behalf or by its Solicitors) shall after reasonable intervals following the date of this Deed or any payment made to the Tenant pursuant to this clause be entitled by notice in writing to require the Landlord's Solicitors to draw upon the Deposit Account in payment to the Tenant of an amount equal to the interest which at the date of such notice has accrued to the Deposit Balance

5. The Landlord shall whenever so reasonably requested by the Tenant supply to the Tenant copies of all statements and other information relating to the Deposit Account as the Tenant may from time to time reasonably require

6.      The Tenant hereby covenants with the Landlord as follows:

6.1 Until the release of the Deposit Balance or appropriation from the Deposit Balance under Clause 7 hereof to maintain the Deposit held by the Landlord's Solicitors in an amount equal (excluding any interest accrued to the Deposit) to one half of the annual rent from time to time reserved under the Lease and

6.2 If the rent reserved by the Lease shall be increased pursuant to the provisions for the review of rent therein contained or if any monies shall be appropriated from the Deposit Balance by the Landlord in the manner hereinafter authorised under Clause 7 hereof within twenty one days of written request from the Landlord so to do to deposit with the Landlord's Solicitors an amount necessary to maintain the Deposit Balance at the appropriate level

7.1 The Landlord shall be entitled at any time to require the Landlord's Solicitors to draw from the Deposit Account in payment to the Landlord of any amount not exceeding any sum then due to the Landlord arising out of default by the Tenant if:

        7.1.1 The Landlord shall have previously given to the Tenant not less than fourteen days notice in writing of the Landlords intention to procure any withdrawal from the Deposit Account and the notice shall have specified the default to which the withdrawal relates and;

        7.1.2 The Tenant shall not have remedied the default complained of by the expiration of the notice

8. The Deposit Balance (including interest thereon) and unpaid accrued interest thereon will be released to the Tenant by the Landlord following whichever shall be the earlier of:

8.1 The completion of a lawful assignment of the Premises by the Tenant with the consent of the Landlord in accordance with the terms of the Lease to an assignee who shall provide an equivalent deposit in the terms of this Deed whereupon the provisions of this Deed shall automatically cease and determine

8.2 The expiry or sooner determination of the term created by the Lease subject to the Landlords prior right of withdrawal under clause 7.1 hereof in the event of any default by the Tenant whereupon the provisions of this Deed shall automatically cease and determine

8.3 In the event that the lease becomes vested in a company which is registered in the United Kingdom such company providing the Landlord with its most recent three consecutive years accounts audited by a Chartered Accountant the most recent of which must have been approved by the directors of such company not more than three months before such accounts are provided to the Landlords and each set of such accounts showing net profits amounting to not less than three times the annual rent first reserved by the Lease in the year to which the said accounts relate whereupon the provision of this Deed shall automatically cease and determine


9.     DEALINGS WITH REVERSION

In the event of the Landlord assigning subletting or otherwise disposing of the reversion expectant upon the termination of the term created by the Lease it is hereby agreed that the Landlord will procure that such persons entitled to the reversion expectant upon the termination of the term created by the Lease shall enter into a new Deed of Rent Deposit and that the Tenant will following a written request from the Landlord so to do and upon the monies then standing in the Deposit Account enter into a new Deed of Rent Deposit in the same terms (mutatis mutandis) as this Deed save that the expression "the Initial Deposit" shall mean half the yearly rent then reserved and the term "the Landlord's Solicitors shall mean the solicitors acting on behalf of the party in whom the term expectant upon the determination of the said term is vested and the deposit account shall be held at the Bank or such other bank as the Solicitors for the Assignee of the reversion shall reasonably require

10.   The Tenant hereby

10.1 acknowledges that the Landlord's right of re-entry contained in the Lease shall be exercisable in the event of any breach by the Tenant of any of the terms of this Deed to the intent that all covenants herein shall be deemed to be covenants contained in the Lease

10.2 hereby agrees to charge the Rent Deposit to the Landlord as security for the performance of its obligations in the Lease and in this Deed


IN WITNESS whereof the parties hereto have signed this instrument as their Dead in the presence of the person(s) mentioned below the day and year first before written




The Common Seal of GUILDQUOTE
LIMITED was hereunto affixed                             [SEAL]
in the presence of:

                                    Director    [sig]

                                    Secretary   [sig]